                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              LENNAR CORPORATION

    Seven Hundred N.W. 107th Avenue, Miami, Florida 33172 - - (305) 559-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 5, 1994

TO THE STOCKHOLDERS OF LENNAR CORPORATION:

     Notice is hereby given that the Annual Meeting of the stockholders of Lennar Corporation will be held at the Doral Park Golf and Country Club, 5001 N.W. 104 Avenue, Miami, Florida, on Tuesday, April 5, 1994, at 11:00 o'clock a.m. for the following purposes:

          1. To elect three directors. The other directors have been elected for terms which expire in subsequent years.

          2. To vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of common stock, including the number of shares both of Common Stock and of Class B Common Stock, which the Company is authorized to issue.

          3. To transact such other business as may properly come before the meeting.

     Only stockholders of record as of the close of business on February 7, 1994 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. The Company's transfer books will not be closed.

     If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used.

                                          By Order of the Board of Directors

                                          ROBERT B. COLE
                                            Secretary

Dated: March 1, 1994

                                PROXY STATEMENT

                      SOLICITATION AND REVOCATION OF PROXY

     The accompanying Proxy is solicited by the management of Lennar Corporation (the "Company"). All shares represented by proxies will be voted in the manner designated; or if no designation is made, they will be voted for the election of directors and for the proposal to amend the Company's Certificate of Incorporation. Shares represented by proxies which instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED ON OR ABOUT MARCH 1, 1994 TO ALL STOCKHOLDERS OF RECORD ON FEBRUARY 7, 1994. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation to the office of the Company, Seven Hundred N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

COST AND METHOD OF SOLICITATION

     The Company will bear the cost of soliciting proxies. Proxies are being solicited by mail and, in addition, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegraph. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.

VOTING RIGHTS AND PROXIES

     Only stockholders of record as of the close of business on February 7, 1994, will be entitled to vote at the meeting. The only outstanding voting securities of the Company on that date were 17,178,944 shares of Common Stock and 6,657,754 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes.

     Stock may be voted in person or by proxy appointed by a writing signed by a stockholder. Any message sent to the Company prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, will be deemed sufficient. No proxy will be revoked by the death or incapacity of the maker, unless written notice of such death or incapacity is given to the Company by the fiduciary having control of the shares represented by the proxy.

PRINCIPAL STOCKHOLDERS

     The following persons are known by the Company to own beneficially more than 5% of any class of the Company's voting securities as of February 7, 1994:

                            NAME AND ADDRESS OF      AMOUNT AND NATURE OF      PERCENT OF
    TITLE OF CLASS           BENEFICIAL OWNER        BENEFICIAL OWNERSHIP        CLASS
- ----------------------    -----------------------    ---------------------     ----------
Class B Common Stock          Leonard Miller               6,631,420              99.6%
                              23 Star Island
                           Miami Beach, FL 33139

     On February 7, 1994, The Depository Trust Company owned of record 16,377,443 shares of Common Stock, constituting 95.3% of the outstanding Common Stock. The Company understands those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

     The directors and executive officers beneficially owned the following voting securities of the Company on February 7, 1994:

                                                                     AMOUNT AND
                                                                     NATURE OF
                                                                     BENEFICIAL     PERCENT OF
     NAME OF BENEFICIAL OWNER                TITLE OF CLASS          OWNERSHIP(1)     CLASS
- -----------------------------------    --------------------------    ----------     ----------
Leonard Miller                         Class B Common Stock          6,631,420         99.60%
                                       Common Stock                      5,990           .03%
Irving Bolotin                         Common Stock                     29,891           .17%
Robert B. Cole                         Common Stock                     47,200           .27%
Charles I. Babcock, Jr.                Common Stock                     30,000           .17%
Richard W. McEwen                      Common Stock                      2,700 (2)       .02%
James W. McLamore                      Common Stock                     30,000           .17%
Stuart A. Miller                       Common Stock                     66,034           .38%
Arnold P. Rosen                        Common Stock                         --            --
Steven J. Saiontz                      Common Stock                     59,243 (3)       .34%
Jeffrey P. Krasnoff                    Common Stock                      5,028           .03%
Directors and Officers as a Group      Class B Common Stock          6,631,420         99.60%
  (15 persons)                         Common Stock                    322,892          1.87%

- ---------------

(1) Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 7, 1994, as follows: Irving Bolotin (6,000), Stuart A. Miller (15,000), Steven J. Saiontz (15,000), Jeffrey P. Krasnoff (3,000), all directors and executive officers (48,750).
(2) Does not include 1,000 shares owned by Mr. McEwen's wife.
(3) Does not include 6,000 shares held in a trust for Mr. Saiontz's wife.

     Because each outstanding share of Class B Common Stock is entitled to ten votes, Leonard Miller will be entitled to 66,314,200 votes, which will be 79.1% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock, and all directors and officers as a group will be entitled to 66,595,342 votes, which will be 79.5% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock.

                             ELECTION OF DIRECTORS

     The Company's directors are divided into three classes. The directors serve for terms of three years, and the term of one class of directors expires each year. The Company's Certificate of Incorporation and By-Laws provide that each class will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. Each of the three classes of directors now consists of three members. The term of the directors who will be elected at the 1994 Annual Meeting of Stockholders will continue until the 1997 Annual Meeting. It is the intent of the persons named in the accompanying proxy to vote for the following three people as directors of the Company to serve until the 1997 Annual Meeting of the
Stockholders:

                                     DIRECTOR      TERM
    NAME OF DIRECTOR         AGE      SINCE       EXPIRES
- -------------------------    ---     --------     -------
   Nominated to serve until the 1997 Annual Meeting of
                       Stockholders
Robert B. Cole(1)            83        1969         1994
James W. McLamore            67        1989         1994
Arnold P. Rosen              73        1969         1994
INFORMATION ABOUT DIRECTORS WHOSE TERMS ARE NOT EXPIRING
Charles I. Babcock, Jr.      67        1990         1995
Irving Bolotin(1)            61        1974         1995
Leonard Miller(1)            61        1969         1995
Richard W. McEwen            73        1987         1996
Stuart A. Miller             36        1990         1996
Steven J. Saiontz            35        1990         1996

- ---------------

(1) Executive Committee member.

     Leonard Miller is the Chairman of the Board and President of the Company.

     Irving Bolotin is the Senior Vice President of the Company.

     Robert B. Cole is the Corporate Secretary of the Company. In January 1984, Mr. Cole became the Chairman of the Company's Executive Committee and a consultant to the Company on business and legal affairs. Mr. Cole also continued in his capacity as the Company's General Counsel. Prior to January 1984, Mr. Cole had for more than five years been engaged in the practice of law as a member of Mershon, Sawyer, Johnston, Dunwody & Cole. Mr. Cole continues to be of counsel to that firm.

     Charles I. Babcock, Jr., was Chairman of The Babcock Company, a Miami based builder/developer. He is currently Chairman of King Charter Company, a Miami based real estate holding company. He is a director of Northern Trust of Florida Corporation.

     Richard W. McEwen was Chairman of the Board of Burdines, a chain of Florida department stores owned by Federated Stores, Inc., from 1977 to 1984, at which time he retired. He has recently been elected a director of Sound Advice, Inc. (a retail business).

     James W. McLamore was a co-founder of Burger King Corporation, where he served as President and Chairman of the Board for over 21 years prior to his retirement. He is currently a director of Ryder System, Inc.

     Stuart A. Miller is a Vice President of the Company and President of Lennar Homes, Inc. and Lennar Commercial Properties, Inc., both wholly-owned subsidiaries of the Company. He is the son of Leonard Miller and brother-in-law of Steven J. Saiontz.

     Arnold P. Rosen was one of the founders of the Company and its predecessor, Lennar Homes, Inc. (formerly, F&R Builders, Inc.). Now retired, Mr. Rosen served as Executive Vice President of the Company from its founding until his retirement in December 31, 1977.

     Steven J. Saiontz is the President of Lennar Financial Services, Inc., a wholly-owned subsidiary of the Company. He is the son-in-law of Leonard Miller and brother-in-law of Stuart A. Miller.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the annual compensation, long-term compensation and all other compensation for the Company's chief executive officer and for the four additional executive officers who together comprised the five highest paid executive officers of the Company for the year ended November 30, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                       ---------------------------------
                                        ANNUAL COMPENSATION                    AWARDS
                               -------------------------------------   ----------------------   PAYOUTS
                                                          OTHER        RESTRICTED               --------
                                                         ANNUAL          STOCK                    LTIP        ALL OTHER
  NAME AND PRINCIPAL            SALARY     BONUS      COMPENSATION     AWARDS(1)     OPTIONS/   PAYOUTS    COMPENSATION(2)
       POSITION         YEAR     ($)        ($)            ($)            ($)          SARS       ($)            ($)
- ----------------------  ----   --------   --------   ---------------   ---------     --------   --------   ---------------
Leonard Miller          1993   $400,000   $410,000                      $ 2,400                                $ 2,950
  Chairman of the       1992    398,100    227,000                        2,200                                  2,882
  Board and President   1991    375,000                                   2,100                                  2,619
Irving Bolotin          1993    209,400                                   2,100                                  2,950
  Senior Vice           1992    204,600                                   2,000                                  2,882
  President             1991    200,000                                   2,000        60,000                    2,619
Stuart A. Miller        1993    175,000    205,000                        1,800                                  2,314
  Vice President        1992    174,200    113,000                        2,100                                  2,282
                        1991    165,000     41,300                        1,700       100,000                    2,219
Steven J. Saiontz       1993    175,300    205,000                        1,800                                  1,373
  President, Lennar     1992    173,500    113,000                        2,000                                  2,282
  Financial             1991    155,000     38,900                        1,600       100,000                    2,219
  Services, Inc.
Jeffrey P. Krasnoff     1993    135,000     70,000                        2,100                                     69
  Vice President        1992    129,200                                   1,700        30,000                       66
                        1991    110,800                                   1,100                                     61

- ---------------

(1) At November 30, 1993, a total of 290,142 restricted shares of Common Stock, with an aggregate market value of $8,631,725 on that day, were held in employees' accounts under the Company's Employee Stock Ownership/401(K) Plan. All shares in the accounts of employees with more than five years' service are vested (271,718 shares at November 30, 1993). Shares in the accounts of other employees become vested when and if the employees attain five years of service. The restricted shares outstanding on November 30, 1993 included 5,920 shares in Leonard Miller's account (with a market value on that day of $176,120), 2,807 shares in Irving Bolotin's account (with a market value on that day of $83,508), 4,979 shares in

                                                                     (Continues)

     Stuart A. Miller's account (with a market value on that day of $148,125), 3,278 shares in Steven J. Saiontz's account (with a market value on that day of $97,520) and 1,355 shares in Jeffrey P. Krasnoff's account (with a market value on that day of $40,311). All shares held in these officers' accounts were vested.

(2) Consisting of matching payments by the Company under the 401(k) aspect of the Company's Employee Stock Ownership/401(k) plan and term life insurance premiums paid by the Company, as follows:

                                                   401(K) MATCH     TERM LIFE INSURANCE
                                                   ------------     -------------------
        Leonard Miller                    1993        $2,248               $ 702
                                          1992         2,182                 700
                                          1991         2,119                 500

        Irving Bolotin                    1993         2,248                 702
                                          1992         2,182                 700
                                          1991         2,119                 500

        Stuart A. Miller                  1993         2,248                  66
                                          1992         2,182                 100
                                          1991         2,119                 100

        Steven J. Saiontz                 1993         1,319                  54
                                          1992         2,182                 100
                                          1991         2,119                 100

        Jeffrey P. Krasnoff               1993                                69
                                          1992                                66
                                          1991                                61

     Directors who are not employees of the Company are paid annual fees of $6,000 plus $2,000 for each of the first five board meetings attended and $400 for each additional meeting in the same year. Directors who are employees of the Company receive no additional remuneration for services as directors.

     Robert B. Cole is a consultant to the Company on business and legal affairs and receives $75,000 per year for serving in that capacity.

     Neither the chief executive officer nor any other of the Company's five highest paid executive officers was granted any stock options or stock appreciation rights ("SAR's") during the fiscal year ended November 30, 1993.

     The following table sets forth certain information with regard to the aggregate option/SAR exercises in the fiscal year ended November 30, 1993 and option/SAR values as of the end of that year for the chief executive officer and the four other highest compensated executive officers of the Company:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                              VALUE OF
                                                                         NUMBER OF          UNEXERCISED
                                                                        UNEXERCISED         IN-THE-MONEY
                                                                        OPTIONS/SARS        OPTION/SARS
                                                                         AT FISCAL           AT FISCAL
                                                                          YEAR-END         YEAR-END($)(1)
                                             SHARES        VALUE      ----------------    ----------------
                                           ACQUIRED ON    REALIZED    EXERCISABLE(E)/     EXERCISABLE(E)/
                  NAME                      EXERCISE        ($)       UNEXERCISABLE(U)    UNEXERCISABLE(U)
- -----------------------------------------  -----------    --------    ----------------    ----------------
Leonard Miller                                    0       $      0              0            $        0
  Chairman of the Board and President
Irving Bolotin                                3,000       $ 51,938          3,000(E)         $   59,812(E)
  Senior Vice President                                                    54,000(U)         $1,076,625(U)

Stuart A. Miller                                  0       $      0         10,000(E)         $  199,375(E)
  Vice President                                                           90,000(U)         $1,794,375(U)

Steven J. Saiontz                                 0       $      0         10,000(E)         $  199,375(E)
  President Lennar Financial Services,                                     90,000(U)         $1,794,375(U)
  Inc.
Jeffrey P. Krasnoff                               0       $      0          1,500(E)         $   19,500(E)
  Vice President                                                           28,500(U)         $  370,500(U)

- ---------------

(1) Based upon the difference between the exercise price of the options/SAR's and the last reported sale price of the Common Stock on November 30, 1993.

     None of the Company's five highest paid executive officers received any awards under long-term incentive plans during the fiscal year ended November 30, 1993.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board has established Audit and Compensation Committees. It does not have a Nominating Committee.

     The Audit Committee consists of Messrs. Babcock, McEwen, McLamore and Rosen. This Committee met once in fiscal 1993. Its principal functions are: recommending to the full board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for the Company by the independent auditors, reviewing the independent auditors' recommendations for improvements of internal controls and reviewing the scope of work, findings and conclusions of the Company's Internal Audit Department.

     The Compensation Committee consists of Messrs. Babcock, Cole, McEwen, McLamore and Rosen. This Committee met once in fiscal 1993. Its principal functions are: recommending to the full board compensation arrangements for senior management and recommending to the full board the adoption and implementation of compensation and incentive plans. In addition there is an Officers and Directors committee, consisting of Messrs. Babcock, McEwen, McLamore and Rosen, which approves grants of stock options and SAR's to officers.

     The Board normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 1993, the Board met five times. Each director attended more than three-fourths of the total number of meetings of the Board and more than three-fourths of the total number of meetings of all committees of the Board on which he serves.

                        REPORT ON EXECUTIVE COMPENSATION

     This report is presented to describe the compensation policies applied by the Compensation Committee of the Board of Directors with regard to the Company's executive officers, and the basis for the compensation of Leonard Miller, the chief executive officer of the Company, for the year 1993.

     In December of each year the Compensation Committee reviews the compensation of each employee of the Company or its subsidiaries whose compensation for the previous year exceeded $50,000. This review includes salary for the prior two years, the anticipated bonus, if any, for the preceding year (the actual bonus usually has not yet been computed) and the management recommendation as to salary and bonus formula for the following year (except that there is no recommendation as to the chief executive officer). The Compensation Committee has suggested that, commencing in fiscal 1994, the threshold amount for Compensation Committee review be increased to $75,000 or $100,000.

     The bonus formulae recommended by the management vary depending on particular employees' positions and other factors. Bonuses for division presidents and people in similar capacities often are a percentage of the profits of the divisions or other business units of which they have charge. Bonuses of other employees are based upon various approaches to evaluating their performance.

     The Compensation Committee almost always accepts the management recommendation as to all but the highest paid officers of the Company. This is in recognition of the fact that the management is far more familiar than anyone on the Compensation Committee with the individual employees, with prevailing levels of compensation in areas in which particular employees work and with other factors affecting compensation decisions. It also is in recognition of the fact that the management of the Company has primary responsibility for hiring and motivating employees, and for profitability of operations. However, the Compensation Committee believes the fact that it reviews the compensation of everyone who has been receiving more than a specified amount per year helps ensure that management's compensation decisions will be made responsibly, and will be in keeping with the Company's policy of attempting to compensate employees in the mid-range of what is customary for comparable work in comparable geographic areas.

     The Compensation Committee reviews in greater depth the recommendations of the chief executive officer regarding compensation of the Company's five or six most highly paid executive officers. With regard to 1993, the people in this category included Irving Bolotin, Jeffrey Krasnoff, Stuart A. Miller and Steven
J. Saiontz. With regard to the people in this category, the review included both proposed salaries and bonus formulae. In particular, the Compensation Committee reviewed and approved recommendations that Stuart A. Miller and Steven J. Saiontz, who head the Company's two principal operating groups, should receive bonuses based upon the consolidated pre-tax income of the Company. Each of them will receive in 1994 a bonus equal to one-quarter of one percent of 1993 pre-tax income. Each of them will receive in 1995 a bonus equal to one-third of one percent of 1994 pre-tax income. This increase in the two officers' bonuses as a percentage of pre-tax income reflects the increasing management responsibilities which are being assigned to them by the chief executive officer.

     The Compensation Committee made its decision regarding 1993 compensation of Leonard Miller, the chief executive officer, based on Mr. Miller's recommendation that there be no change in his salary. It did this, even though Lennar Corporation had an outstanding year in 1992, and its stock reached historical high prices

(as it did again in 1993). The Compensation Committee also left the formula for computing Mr. Miller's 1993 Bonus (to be paid in early 1994) at one-half of one percent of pre-tax income, which was the same formula applied in determining Mr. Miller's 1992 bonus. At the same time the Compensation Committee decided (on Leonard Miller's recommendation) to increase the 1994 bonuses of Stuart A. Miller and Steven J. Saiontz from one-quarter of one percent to one-third of one percent of pre-tax income, the Compensation Committee also decided (on Leonard Miller's recommendation) to reduced Leonard Miller's bonus for 1994 from one-half of one percent to one-third of one percent of pre-tax income.

     The Compensation Committee does not make stock option grants. Stock options are granted by stock option committees appointed by the Board of Directors. However, the members of the Compensation Committee, all of whom are on the Board of Directors, are aware of stock option grants at the time they evaluate cash compensation.

     Stock options for all employees other than officers of Lennar Corporation are awarded by a stock option committee consisting of directors who are officers of the Company. Stock options are awarded to officers of Lennar Corporation by an Officers and Directors Committee consisting solely of directors who are not officers or employees of the Company. There were only three stock option awards made to officers of Lennar Corporation during 1993. These included two awards, each of options to purchase 15,000 shares, made to the chief financial officer of the Company. Among the reasons for those awards were awareness that (i) despite the good performance of the Company, the chief financial officer would not be recommended for a cash bonus with regard to 1993 because the chief executive officer does not feel it is appropriate to pay a chief financial officer cash bonuses based upon reported operating results, and (ii) during 1993, the chief financial officer exercised the only options he held at the beginning of the year (all of which would have expired during the year if they had not been exercised).

                                      OFFICERS AND DIRECTORS
    COMPENSATION COMMITTEE:         COMMITTEE (STOCK OPTIONS):
- -------------------------------    -----------------------------
ARNOLD P. ROSEN, Chairman          CHARLES I. BABCOCK, JR.
CHARLES I. BABCOCK, JR.            RICHARD W. McEWEN
ROBERT B. COLE                     JAMES W. McLAMORE
RICHARD W. McEWEN                  ARNOLD P. ROSEN
JAMES W. McLAMORE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Arnold P. Rosen, Chairman of the Compensation Committee, was Executive Vice President of the Company until his retirement in 1977.

     Robert B. Cole, a member of the Compensation Committee, is Secretary of the Company. He receives no salary from the Company, but does receive $75,000 per year from the Company for providing consulting services on legal and business affairs.

                               PERFORMANCE GRAPH

     The following graph compares the five year cumulative total return of the Company's Common Stock, assuming reinvestment of dividends, with the Dow Jones Equity Market Index and the Dow Jones Home Construction Index:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                        FISCAL YEARS ENDING NOVEMBER 30
                                  (1988 = 100)

                                                                   DOW JONES
                                                   DOW JONES       HOME CON-
      MEASUREMENT PERIOD          LENNAR COR-     EQUITY MAR-    STRUCTION IN-
    (FISCAL YEAR COVERED)          PORATION        KET INDEX          DEX
1988                                       100             100             100
1989                                       115             131             136
1990                                        73             125              69
1991                                       162             152             118
1992                                       298             182             185
1993                                       335             200             220

               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

     At a meeting held on February 1, 1994, the Board of Directors of the Company adopted a resolution declaring it advisable to amend the Company's Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue to 130,000,000 shares, of which 100,000,000 shares would be Common Stock and the remaining 30,000,000 shares would be Class B Common Stock (except that if there no longer were any outstanding Class B Common Stock, all 130,000,000 shares would be Common Stock). Currently, the Company is authorized to issue 45,000,000 shares of common stock, of which 30,000,000 shares are Common Stock and 15,000,000 shares are Class B Common Stock (except that if there no longer were any outstanding Class B Common Stock, all 45,000,000 shares would be Common Stock). In addition, the Company is authorized to issue 500,000 shares of preferred stock. The first paragraph of
Article IV of the Company's Certificate of Incorporation, as it is proposed that it be amended, is Exhibit 1 to this Proxy Statement. No other portion of Article IV will be amended.

     At January 31, 1994 there were 17,169,423 shares of Common Stock and 6,657,754 shares of Class B Common Stock outstanding. An additional 695,900 shares of Common Stock were reserved for issuance on exercise of options which were outstanding under the Company's stock option plans and 6,657,754 shares were reserved for issuance on conversion of Class B Common Stock into Common Stock.

     At the meeting held on February 1, 1994, the Board of Directors approved, subject to stockholder approval of the proposed amendment to the Certificate of Incorporation, a three-for-two stock split in the form of a 50% stock dividend with regard to both the Common Stock and the Class B Common Stock. This stock split would increase the number of shares of Common Stock which are outstanding or reserved for issuance to 36,784,616 shares, which is more than the 30,000,000 shares currently authorized. It would also increase the number of outstanding shares of Class B Common Stock to 9,986,631 shares, which would be 5,013,369 shares fewer than the 15,000,000 shares which are authorized.

ADDITIONAL COMMON STOCK

     The Board of Directors believes the Company should have sufficient authorized but unissued Common Stock to permit the Company to raise capital through the public sale of Common Stock or convertible debentures, to acquire companies or assets through the issuance of Common Stock, to declare stock dividends or stock splits, to grant stock options and for other corporate purposes. Therefore, the Board of Directors is recommending that the Company be authorized to issue up to 100,000,000 shares of Common Stock. That would be 63,215,384 shares more than the number of shares which would be outstanding or reserved for issuance immediately after the stock split authorized on February 1, 1994. Also, because stock dividends or splits are payable in Common Stock with regard to the outstanding Common Stock and in Class B Common Stock with regard to the outstanding Class B Common Stock, the Company could not implement future stock dividends or splits unless it had sufficient authorized but unissued shares of both Common Stock and Class B Common Stock. Although the Board of Directors believes the Company should have shares of Common Stock available for use, among other things, in connection with the acquisition of companies or assets, the Company is not currently considering any acquisitions which would involve the issuance of Common Stock. It is considering the possibility of raising additional capital in the relatively near future.

     Under the Delaware General Corporation Law, the Board of Directors has the power to issue any authorized but unissued Common Stock or Common Stock in its treasury without any further action on the part of the Company's stockholders (the Company's Certificate of Incorporation only permits additional shares of Class B Common Stock to be issued as a result of stock dividends or stock splits with regard to the outstanding Class B Common Stock). However, the rules of the New York Stock Exchange require that the stockholders approve any acquisition in which the Company will be issuing a number of shares of Common Stock which will equal more than 18.5% of outstanding Common Stock.

     The issuance of additional shares of Common Stock could have the effect of diluting the earnings and book value allocable to each share of Common Stock. Also, if authorized but unissued Common Stock were sold or otherwise issued at a time when a takeover is pending or threatened, the issuance of the additional Common Stock could discourage the takeover by making it more expensive for the person who wants to take over the Company to obtain control of it. Similarly, the possibility that a person who purchases a large number of shares of Common Stock would have his or her ownership interest diluted because of issuances of Common Stock by the Company could discourage potential purchasers.

REQUIRED VOTE

     Approval of the proposed amendment to the Certificate of Incorporation will require (i) the affirmative vote of holders of a majority in voting power of the outstanding shares of Common Stock and Class B

Common Stock voting together as a single class (with each holder of record of Common Stock entitled to one vote for each share of Common Stock held in the holder's name and each holder of record of Class B Common Stock entitled to ten votes for each share of Class B Common Stock held in the holder's name), and
(ii) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     Leonard Miller, who holds 6,631,420 shares of Class B Common Stock, and therefore has the power to cast 79.1% of the votes which can be cast by the holders of the Common Stock and the Class B Common Stock voting together as a single class, has stated he intends to vote in favor of the proposed amendment. Therefore, the proposed amendment will be approved by the affirmative vote of holders of a majority in voting power of the outstanding shares of Common Stock and Class B Common Stock voting together as a single class, even if all the holders of the Common Stock abstain or vote against the proposed amendment. However, the proposed amendment nonetheless will not be approved unless it also receives the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

     Because approval of the proposed amendment requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock, an abstention or failure to vote will have the same effect as a negative vote.

                                 OTHER MATTERS

     The Company's management knows of no matters other than the foregoing which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

AUDITORS

     KPMG Peat Marwick audited the Company's financial statements for the year ended November 30, 1993. Representatives of that firm are expected to be present at the Annual Meeting of Stockholders to answer questions. They will be given an opportunity to make a statement if they wish to do so.

     The Board of Directors has not at this time selected an accounting firm to audit the Company's financial statements for the year ending November 30, 1994. The selection will be discussed at a meeting of the Board of Directors to be held after the Company's April 5, 1994 Annual Meeting.

STOCKHOLDERS' PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     Proposals which stockholders wish included in next year's Proxy Statement must be received at the Company's principal executive offices at Seven Hundred N.W. 107th Avenue, Miami, Florida 33172 no later than November 2, 1994.

                                          By Order of the Board of Directors

                                          ROBERT B. COLE
                                            Secretary
Dated: March 1, 1994

                                   EXHIBIT 1

                      PROPOSED AMENDED FIRST PARAGRAPH OF
                          ARTICLE IV OF CERTIFICATE OF
                      INCORPORATION OF LENNAR CORPORATION
                (NEW LANGUAGE, FOR EDGAR ONLY, IN PARENTHESIS)

                                   ARTICLE IV

                                     STOCK

        The total authorized number of shares of stock of the Corporation is (130,500,000) shares. Of these, (100,000,000) shares are classified as Common Stock, par value $.10 per share, (30,000,000) shares are classified as Class B Common Stock, par value $.10 per share, and 500,000 shares are classified as Preferred Stock, par value $10.00 per share, except that if at any time after shares of Class B Common Stock are issued, there no longer are any outstanding shares of Class B Common Stock, the authorization to issue Class B Common Stock will terminate and after that time the shares of stock the Corporation is authorized to issue will be (130,000,000) shares of Common Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $10.00 per share.

                                      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      The undersigned stockholder of Lennar Corporation hereby
                                      appoints Leonard Miller and Robert B. Cole, or any one or
 LENNAR CORPORATION                   more of them present, with full power of substitution, as
                          PROXY       attorneys and proxies of the undersigned to appear at the
700 N.W. 107th Avenue     1994        Annual Meeting of the Stockholders of LENNAR CORPORATION to
Miami, Florida 33172      ANNUAL      be held at the Doral Park Golf and Country Club, 5001 N.W.
                         MEETING      104 Avenue, Miami, Florida on Tuesday, April 5, 1994, and at
                                      any and all adjournments thereof, and there to act for the undersigned and vote all shares of Common Stock of LENNAR
                                      CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally
                                      present at the meeting, as follows:
1. ELECTION OF          FOR the nominees listed below                       WITHHOLD AUTHORITY
  DIRECTORS:            (except as marked to the contrary below) / /        to vote for all nominees listed below / /

 INSTRUCTION:  To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below:

           ROBERT B. COLE      JAMES W. McLAMORE      ARNOLD P. ROSEN

2. AMENDMENT OF             / / FOR            / / AGAINST            / / ABSTAIN
  CERTIFICATE OF
  INCORPORATION:
                            with regard to the proposal to amend the Certificate of Incorporation

3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

This proxy is solicited by the Board of Directors. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                                When shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, as
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by an
                                                authorized person.

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

                                                  Dated:
                                                        -----------------, 1994

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.

                                      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      The undersigned stockholder of Lennar Corporation hereby
                                      appoints Leonard Miller and Robert B. Cole, or any one or
  LENNAR CORPORATION                  more of them present, with full power of substitution, as
                          PROXY       attorneys and proxies of the undersigned to appear at the
700 N.W. 107th Avenue     1994        Annual Meeting of the Stockholders of LENNAR CORPORATION to
Miami, Florida 33172      ANNUAL       be held at the Doral Park Golf and Country Club, 5001 N.W.
                         MEETING      104 Avenue, Miami, Florida on Tuesday, April 5, 1994, and at
                                      any and all adjournments thereof, and there to act for the undersigned and vote all shares of Class B Common Stock of
                                      LENNAR CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if
                                      personally present at the meeting, as follows:
1. ELECTION OF          FOR the nominees listed below                       WITHHOLD AUTHORITY
  DIRECTORS:            (except as marked to the contrary below) / /        to vote for all nominees listed below / /

 INSTRUCTION:  To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below:

           ROBERT B. COLE      JAMES W. McLAMORE      ARNOLD P. ROSEN

2. AMENDMENT OF             / / FOR            / / AGAINST         / / ABSTAIN
  CERTIFICATE OF
  INCORPORATION:
                            with regard to the proposal to amend the Certificate of Incorporation

3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

This proxy is solicited by the Board of Directors. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                                When shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, as
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by an
                                                authorized person.

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

                                                  Dated:
                                                         ----------------, 1994

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.